AMENDMENT NO. 2 TO CUSTODY AGREEMENT

         THIS AMENDMENT NO. 2 TO CUSTODY AGREEMENT is made as of the 4th day of June, 1997, by and among UMB Bank, N.A., a national banking association ("Custodian"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM") (formerly known as Investors Research Corporation), and each of the registered investment companies that have executed this Amendment below (each, individually referred to as a "Fund Company" and collectively referred to as the "Fund Companies"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Custody Agreement (defined below).

                                    RECITALS

         WHEREAS, Custodian, ACIM and the Fund Companies are parties to a certain Custody Agreement dated September 12, 1995, as amended January 25, 1996, (the "Custody Agreement"); and

         WHEREAS, in January 1997, ACIM and the Fund Companies changed their names; and

         WHEREAS, the parties desire to amend the Custody Agreement to reflect the new names of ACIM and each of the Fund Companies;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Appendix B to Amendment No. 1 to Custody Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Appendix B attached hereto.

         2. After the date hereof, all references to the Custody Agreement shall be deemed to mean the Custody Agreement, as further amended by this Amendment No. 2.

         3. In the event of a conflict between the terms of this Amendment No. 2 and the Custody Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Custody Agreement shall be interpreted on that basis. To the extent the provisions of the Custody Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Custody Agreement.

         4. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

UMB BANK, N.A.                                   AMERICAN CENTURY INVESTMENT
                                                    MANAGEMENT, INC.

By:  /s/ Ralph R. Santoro                        By: /s/ William M. Lyons
     Name: Ralph R. Santoro                          William M. Lyons
     Title: Vice President                           Executive Vice President


AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
AMERICAN CENTURY STRATEGIC ASSET
    ALLOCATIONS, INC.
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.


BY: /s/ William M. Lyons
        William M. Lyons
        Executive Vice President of each


                                   APPENDIX B

                                Custody Agreement

         The following open-end management investment companies ("Fund Companies") are hereby made parties to the Custody Agreement dated September 12, 1995, with UMB Bank,n.a. ("Custodian") and AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC., and agree to be bound by all the terms and conditions contained in said Agreement:

                                 FUND COMPANIES

                       American Century Mutual Funds, Inc.
                    American Century Capital Portfolios, Inc.
                    American Century World Mutual Funds, Inc.
               American Century Strategic Asset Allocations, Inc.
                   American Century Variable Portfolios, Inc.




ATTEST:                       American Century Mutual Funds, Inc.
                              American Century Capital Portfolios, Inc.
/s/ Charles A. Etherington    American Century World Mutual Funds, Inc.
                              American Century Strategic Asset Allocations, Inc.
                              American Century Variable Portfolios, Inc.


                              By:    /s/ William M. Lyons
                              Name:  William M. Lyons
                              Title: Executive Vice President of each
                              Date:  June 4, 1997